Exhibit 4.1

XM SATELLITE RADIO HOLDINGS INC.

as Issuer

THE BANK OF NEW YORK

as Trustee

$300,000,000 Aggregate Principal Amount

of

1.75% Convertible Senior Notes due 2009

INDENTURE

Dated as of November 23, 2004

i

ii

iii

INDENTURE, dated as of November 23, 2004, between XM SATELLITE RADIO HOLDINGS INC., a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of its 1.75% Convertible Senior Notes due 2009 (the “Notes”) having the terms, tenor, amount and other provisions hereinafter set forth.

All things necessary to make the Notes, when the Notes are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Notes:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Additional Shares” has the meaning set forth in Section 12.2.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 2.1(c).

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Applicable Stock” means (a) the Common Stock and/or (b) in the event of a transaction referred to in Section 12.4 in which the Notes become convertible into Equity

Interests of another Person, such Equity Interests or any other Equity Interests into which such Equity Interests shall be reclassified or changed.

“Bankruptcy Law” means Title 11, United States Code, or any similar United States federal or state law for the relief of debtors.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a resolution of the Board of Directors or any duly appointed committee thereof.

“Business Day” means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in the City of New York are required or authorized by law, regulation or executive order to close.

“cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Securities” means Notes that are in substantially the form attached hereto as Exhibit A and that do not include the legend called for by footnote 1 thereof.

“Closing Sale Price” means with respect to a share of Applicable Stock on any date, the closing sale price of a share of Applicable Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) on such date as reported on a national securities exchange such as the New York Stock Exchange or, if the shares of Applicable Stock are not listed on a national securities exchange, as reported by the Nasdaq National Market system or the Nasdaq SmallCap Market system, as applicable. If the Applicable Stock is not listed for trading on a national securities exchange and not quoted by the Nasdaq National Market or the Nasdaq SmallCap Market on the relevant date, the “Closing Sale Price” shall be the last quoted bid for the Applicable Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Applicable Stock is not so quoted, the “Closing Sale Price” shall be the average of the midpoint of the last bid and ask prices for the Applicable Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A common stock, $0.01 par value per share, of the Company as that stock exists on the date of this Indenture or any other Equity Interests of the Company into which such Common Stock shall be reclassified or changed; provided, that after the consummation of any transaction referred to in Section 12.4, all references to “Common Stock” shall, to the extent necessary to protect the interests of the Holders of the Notes, become references to “Applicable Stock.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer or the Chief Financial Officer.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors to such successor.

“Conversion Agent” has the meaning set forth in Section 2.3.

“Conversion Notice” has the meaning set forth in Section 12.2(b).

“Conversion Obligation” has the meaning set forth in Section 12.1(a).

“Conversion Price” means, at any time, $1,000 divided by the Conversion Rate in effect at such time, rounded to two decimal places (rounded up if the third decimal place thereof is 5 or more and otherwise rounded down).

“Conversion Rate” means the number of shares of Common Stock issuable upon conversion of each $1,000 of the principal amount of the Notes, which is initially 20.0 shares, subject to adjustments as set forth in this Indenture.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Current Market Price” has the meaning set forth in Section 12.3(g).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means, when used with respect to the Notes, any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to any Global Securities, a securities clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

“distributed assets” has the meaning set forth in Section 12.3(d).

“DTC” means The Depository Trust Company, a New York corporation.

“EDGAR” has the meaning set forth in Section 6.2(b).

“Equity Interest” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

“Event of Default” has the meaning set forth in Section 8.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Ex-Dividend Time” means, with respect to any issuance or distribution on Common Stock, the first Trading Day on which the Common Stock trades regular way on the principal securities market on which the Common Stock is then traded without the right to receive such issuance or distribution.

“Expiration Time” has the meaning set forth in Section 12.3(f).

“Fair Market Value” has the meaning set forth in Section 12.3(g).

“Fundamental Change” means the occurrence of any of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, or conveys, transfers, sells or otherwise disposes of or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company), or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities and other property (other than Equity Interests of the surviving corporation) and (B) the stockholders of the Company immediately before such transaction own, directly or indirectly, immediately following such transaction, more than 50% of the total outstanding Voting Stock of the surviving corporation; (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under ARTICLE VII; or (v) the Company’s Common

Stock ceases to be traded on a national securities exchange or quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or traded on an established automated over-the-counter trading market in the United States.

Notwithstanding the foregoing provisions, a “Fundamental Change” shall not be deemed to have occurred if either:

(1) the Closing Sale Price of the Common Stock for each of at least five Trading Days within:

(i) the period of the ten consecutive Trading Days immediately after the later of the Fundamental Change or the public announcement of the Fundamental Change, in the case of a Fundamental Change resulting solely from a Fundamental Change in clause (i) of the definition of Fundamental Change; or

(ii) the period of the ten consecutive Trading Days immediately preceding the Fundamental Change, in the case of a Fundamental Change resulting from a Fundamental Change in clauses (ii), (iii) or (iv) of the definition of Fundamental Change;

is at least equal to 105% of the quotient where the numerator is the principal amount of a Note and the denominator is the Conversion Rate in effect on each of such five Trading Days, with such calculation being made for each Trading Day; or

(2) in the case of a merger or consolidation described in clause (iii) of the definition of Fundamental Change, at least 90% of the consideration, excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights, in the merger or consolidation constituting the Fundamental Change, consists of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or the Nasdaq SmallCap Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) and as a result of such transaction or transactions the Notes become convertible solely into such common stock, excluding cash payments for fractional shares.

“Fundamental Change Purchase Date” has the meaning set forth in Section 5.1(a).

“Fundamental Change Purchase Notice” has the meaning set forth in Section 5.1(c).

“Fundamental Change Purchase Price” has the meaning set forth in Section 5.1(a).

“Global Securities” means Notes that are in substantially the form attached hereto as Exhibit A and that include the information called for by footnotes 1 and 3 thereof and that are deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” means a person in whose name a Note, including any Global Security, is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

“Initial Purchaser” means Bear, Stearns & Co. Inc., as initial purchaser pursuant to the Purchase Agreement.

“Institutional Accredited Investor” means an institutional investor that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Date” has the meaning set forth in Exhibit A attached hereto.

“Issue Date” means, with respect to any Note, the date on which such Note was originally issued or deemed issued as set forth on the face of the Note.

“Legal Holiday” means any day other than a Business Day.

“Non-Electing Share” has the meaning set forth Section 12.4.

“Obligations” means any principal, interest accruing on or after the filing of any petition of bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, additional amounts, guarantees and other liabilities or amounts payable under the documentation governing any indebtedness or in respect thereto.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Section 14.4 and Section 14.5, signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer or the Chief Financial Officer, and delivered to the Trustee. An Officers’ Certificate given pursuant to Section 6.3 shall be signed by two Officers, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company.

“Opinion of Counsel” means a written opinion containing the information specified in Section 14.4 and Section 14.5, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

“Paying Agent” has the meaning set forth in Section 2.3.

“Person” or “person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof (and for purposes of the definition of “Fundamental Change” shall also have the meaning set forth in such definition).

“Public Notice” by the Company shall mean publication of a notice in a press release through Dow Jones & Co., Inc., Business Wire or Bloomberg Business News Company or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public and publication of such information on the Company’s corporate website or through such other public medium as the Company may use at that time.

“Purchase Agreement” means the Purchase Agreement, dated November 18, 2004, by and between the Company and the Initial Purchaser relating to the purchase and sale of the Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” has the meaning set forth in Section 12.3(g).

“Reference Period” has the meaning set forth in Section 12.3(d).

“Register” has the meaning set forth in Section 2.3.

“Registrar” has the meaning set forth in Section 2.3.

“Registration Default Period” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated November 23, 2004, between the Company and Bear, Stearns & Co. Inc., as amended or supplemented from time to time.

“Regular Record Date” has the meaning set forth in Exhibit A attached hereto.

“Responsible Officer” means, when used with respect to the Trustee, the officer within the corporate trust department of the Trustee, including any vice president, assistant vice president or assistant treasurer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Certificated Security” means a Certificated Security which is a Transfer Restricted Security.

“Restricted Global Security” means a Global Security that is a Transfer Restricted Security.

“Restricted Security” means a Restricted Certificated Security or a Restricted Global Security.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission, or any successor thereto.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute thereto and the rules and regulations thereunder.

“Shelf Registration Statement” means any registration statement to be filed by the Company covering resales by holders of the Notes and the Common Stock issuable upon conversion of the Notes, as specified in the Registration Rights Agreement.

“Significant Subsidiary” means any existing or future, direct or indirect, Subsidiary of the Company that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X.

“Special Record Date” has the meaning set forth in Exhibit A attached hereto.

“Spin-Off” has the meaning set forth in Section 12.3(d).

“Stated Maturity”, when used with respect to any Note, means December 1, 2009.

“Subsidiary” means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“TIA” means the United States Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day during which trading in securities generally occurs on the principal U.S. national or regional securities exchange on which the Applicable Stock is then listed or, if the Applicable Stock is not listed on a U.S. national or regional securities exchange, on the Nasdaq National Market system or Nasdaq SmallCap Market system or, if the Applicable Stock is not listed on a U.S. national or regional securities exchange, and not quoted on the Nasdaq National Market system, on the principal other market on which the Applicable Stock is then traded (provided that no day on which trading of the Applicable Stock is suspended on such exchange or other trading market will count as a Trading Day) (it being understood that for purposes of this definition a market shall include obtaining quotations as provided in the last sentence of the definition of “Closing Sale Price,” if applicable).

“Transfer Certificate” has the meaning set forth in Section 2.12(e).

“Transfer Restricted Security” has the meaning set forth in Section 2.12(e).

“Trigger Event” has the meaning set forth in Section 12.3(d).

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Unrestricted Certificated Security” means a Certificated Security that is not a Transfer Restricted Security.

“Unrestricted Global Security” means a Global Security that is not a Transfer Restricted Security.

“Voting Stock” of a person means the Equity Interest of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time the Equity Interest of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.2. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other TIA terms used but not defined in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.3. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the United States as in effect from time to time;

(c) “or” is not exclusive;

(d) “including” means including, without limitation; and

(e) words in the singular include the plural, and words in the plural include the singular.

Section 1.4. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 14.2. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority, if it so states. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The principal amount and serial number of any Note and the record ownership of Notes shall be proved by the Register maintained by the Registrar for the Notes.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II

THE NOTES

Section 2.1. Form and Dating.

(a) The Notes shall be designated as the “1.75% Convertible Senior Notes due 2009” of the Company. The aggregate principal amount of Notes outstanding at any time shall initially be $300,000,000 (or up to $400,000,000 if the Initial Purchaser’s option to purchase additional Notes set forth in the Purchase Agreement is exercised in full) except as provided in Section 2.7.

The Notes and the Trustee’s authentication thereof shall be substantially in the form of Exhibit A attached hereto, which is incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication.

(b) Restricted Global Securities. All of the Notes are being initially offered and sold only to QIBs in reliance on Rule 144A and shall be issued, initially in the form of one or more Restricted Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided. If any Notes are resold to an Institutional Accredited Investor, the Company shall duly execute and the Trustee shall duly authenticate and deliver, in accordance with Section 2.2, one or more additional Restricted Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof and in which beneficial interests may be held by Institutional Accredited Investors in accordance with the Applicable Procedures. Subject to Section 2.1(a), the aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided. Without limiting the generality of the foregoing, the aggregate principal amount of the restricted Global Securities may be increased in order to reflect the issuance of Notes following the exercise by the Initial Purchaser of the option set forth in the Purchase Agreement to purchase additional Notes.

(c) Global Securities in General. Each Global Security shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall initially represent the aggregate amount of outstanding Notes stated thereon, but that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and conversions of such Notes.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other persons on whose behalf Agent Members may act may exercise any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (B) impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

(d) Certificated Securities. Certificated Securities will be issued only under the limited circumstances provided in Section 2.12(a)(i).

Section 2.2. Execution and Authentication.

The Notes shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Notes may be manual or facsimile.

A Note bearing the manual or facsimile signature of an individual who was at the time of the execution of the Note an Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office(s) prior to the authentication and delivery of such Notes or did not hold such office(s) at the date of authentication of such Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver the Notes for original issuance in an aggregate principal amount of up to $300,000,000 (or up to $400,000,000 if the Initial Purchaser’s option to purchase additional Notes set forth in the Purchase Agreement is exercised in full) upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 12.4 and Section 12.5). The aggregate principal amount of the Notes outstanding at any time may not exceed the amount set forth in the foregoing sentence except as provided in Section 2.7. In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive and shall be fully protected in relying upon:

(a) a copy of the Board Resolution in or pursuant to which the terms and form of the Notes were established, the issuance and sale of, and the terms of, the Notes was authorized, this Indenture was authorized and specified Officers were authorized to establish the form of the Notes and the form of this Indenture, to execute the Notes and this Indenture on behalf of the Company and to take any other necessary actions relating thereto and evidence of any actions taken by authorized Officers pursuant to that Board Resolution, certified by the President, Secretary, an Assistant Secretary or the General Counsel of the Company to have been duly adopted by the Board of Directors or taken by any authorized Officer and to be in full force and effect as of the date of such certificate; and

(b) an Officers’ Certificate delivered in accordance with to Section 14.4 and Section 14.5.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

The Notes shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

Section 2.3. Registrar, Paying Agent and Conversion Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for repurchase or payment (“Paying Agent”), an office or agency where Notes may be presented for conversion (“Conversion Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. Pursuant to Section 6.5, the Company shall at all times maintain a Registrar, Paying Agent, Conversion Agent and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the Borough of Manhattan, New York City. The Registrar shall keep a register of the Notes (the “Register”) and of their transfer and exchange.

The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 6.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 6.5.

The Company may enter into an appropriate limited agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). Each such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.7.

The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Notes. The initial office of the Registrar, Paying Agent and Conversion Agent shall be the office of the Trustee that is located in the Borough of Manhattan, New York City, which office is presently located at 101 Barclay Street, 8 West, New York, New York 10286.

Section 2.4. Paying Agent to Hold Assets in Trust.

Except as otherwise provided herein, prior to 10:00 a.m., New York City time, on each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent cash (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all cash held by it to the Trustee, and to account for any funds disbursed by it, and the Trustee may at any time during the continuance of any such default, upon the written request to the Paying Agent, require such Paying Agent to forthwith pay to the Trustee all cash so held in trust. Upon doing so, the Paying Agent shall have no further liability for the cash.

Section 2.5. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.6. Transfer and Exchange.

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Note is presented to the Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in Exhibit A attached hereto and in form satisfactory to the Registrar and each duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained for such purpose pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate, Notes of a like aggregate principal amount at the Registrar’s request. Any transfer or exchange shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

Neither the Company, the Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Notes in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be repurchased in part, the portion thereof not to be repurchased) or (ii) any Notes surrendered for conversion (except, in the case of Notes to be converted in part, the portion thereof not to be converted).

All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(b) Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(c) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note between or among Agent Members or other beneficial owners of interests in any Global Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7. Replacement Notes.

If (a) any mutilated Note is surrendered to the Company, the Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the Registrar and the Trustee security or indemnity satisfactory to them to save each of them harmless, then, in the absence of any notice to the Company, the Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable or repurchased by the Company pursuant to ARTICLE V, the Company in its discretion may, instead of issuing a new Note, pay or repurchase such Note, as the case may be.

Upon the issuance of any new Notes under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Registrar) connected therewith.

Every new Note issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.8. Outstanding Notes; Determinations of Holders’ Action.

Notes outstanding at any time are all the Notes authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.8 as not outstanding. If a Note is replaced pursuant to Section 2.7, the replaced Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser unaware that such Note has been replaced.

Subject to Section 2.12(f), a Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected conclusively in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination.

If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 10:00 a.m., New York City time, on a Fundamental Change Purchase Date or Stated Maturity, as the case may be, cash or securities, if permitted hereunder, sufficient to pay Notes payable on that date, then on such Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Notes shall cease to be outstanding and interest and Additional Interest, if any, on such Notes shall cease to accrue.

If a Note is converted in accordance with ARTICLE XII, then from and after the time of conversion on the date of conversion, such Note shall cease to be outstanding and interest and Additional Interest, if any, on such Note shall cease to accrue.

Section 2.9. Temporary Notes.

Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as definitive Notes.

Section 2.10. Cancellation.

All Notes surrendered for payment, repurchase by the Company pursuant to ARTICLE V, conversion or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it or, if surrendered to the Trustee, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to ARTICLE XII. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

Section 2.11. Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, Fundamental Change Purchase Price, and interest and Additional Interest, if any, on, the Note, for the purpose of receiving cash or Applicable Stock upon conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12. Additional Transfer and Exchange Requirements.

(a) Transfer and Exchange of Global Securities.

(i) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation, and a successor Depositary is not appointed by the Company within 90 calendar days or (x) an Event of Default has occurred and is continuing and the Registrar receives a request from the Depository that the notes be issued in definitive form. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Notes are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

(ii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

(x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

(y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso in the first paragraph of Section 2.6(a); and

(ii) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

(A) if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

(B) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in compliance with Rule 144A, pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144 (if available) or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(C) if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act to an Institutional Accredited Investor (other than to a QIB in accordance with Rule 144A), that, prior to such transfer, furnishes to the Trustee a certificate containing certain representations and warranties by such Institutional Accredited Investor (in substantially the form set forth in Exhibit B), an Opinion of Counsel if required by the Company or the Trustee and a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate).

(c) Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

(i) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate); or

(ii) if such beneficial interest is being transferred pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate), the Trustee, as the Registrar, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

(d) Transfers of Certificated Securities for Beneficial Interests in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security, or

(y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests shall be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Registrar to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security;

provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso in the first paragraph of Section 2.6(a);

(2) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(i) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(ii) if such Restricted Certificated Security is being transferred pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

(3) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in compliance with Rule 144A or, in the case of a transfer to an Institutional Accredited Investor (other than to a QIB in accordance with Rule 144A), by a certificate containing certain representations and warranties by such Institutional Accredited Investor (in substantially the form set forth in Exhibit B), an Opinion of Counsel if required by the Company or the Trustee and a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate); and

(4) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents.

(e) Legends.

(1) Except as permitted by the following paragraphs (2), (3) and (4), each Global Security and Certificated Security (and all Notes issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A and footnote 5 to Exhibit C attached hereto (each a “Transfer Restricted Security”), for so long as it is required by this Indenture to bear such legend. Each Transfer Restricted Security shall have attached thereto a certificate (a “Transfer Certificate”) in substantially the form called for by footnote 4 to Exhibit A attached hereto.

(2) Upon any sale or transfer of a Transfer Restricted Security (x) pursuant to Rule 144 or (y) pursuant to an effective registration statement under the Securities Act:

(i) in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.12(d)) to transfer such Restricted Certificated Security to a transferee who shall take such Note in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Note; and

(ii) in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(ii).

(3) Upon the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company shall remove any restriction of transfer on such Note, and the Company shall execute, and the Trustee shall authenticate and deliver Notes that do not bear such legend and that do not have a Transfer Certificate attached thereto.

(4) Until the expiration of the holding period applicable to sales of the Notes under Rule 144(k) of the Securities Act or a transfer of the Notes pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the Applicable Stock issued upon conversion of the Notes shall bear the legend in substantially the form called for by Exhibit C attached hereto.

(f) Transfers to the Company. Nothing contained in this Indenture or in the Notes shall prohibit the sale or other transfer of any Notes (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries. The Company shall ensure that if any such Notes shall be reissued, such reissuance shall comply with applicable law and any Notes reissued as Transfer Restricted Securities shall be assigned a different “CUSIP” number than any other Notes.

(g) Amendments to Rule 144(k). Notwithstanding any other provision in this Indenture, if Rule 144(k) as promulgated under the Securities Act is amended to shorten the two-year period under Rule 144(k), then the references to “two years” in the restrictive legend of each Transfer Restricted Security shall be deemed to refer to such shorter period from and after receipt by the Trustee of the documents described in Section 2.12(d)(2) from the Company or from a Holder of a Transfer Restricted Security; provided that a Transfer Restricted Security shall not be deemed to refer to such shorter period if to do so would be prohibited by, or would otherwise cause a violation of, the U.S. federal securities laws applicable at the time. As soon as practicable after a Responsible Officer of the Company receives notice of the effectiveness of any such amendment to shorten the two-year period under Rule 144(k), unless causing the Transfer Restricted Securities to refer to such shorter period would otherwise be prohibited by, or would otherwise cause a violation of, the U.S. federal securities laws applicable at the time, the Company shall provide to the Trustee the documents described in Section 2.12(d)(2) respecting the effectiveness of such amendment.

Section 2.13. CUSIP Numbers.

The Company may issue the Notes with one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE III

[INTENTIONALLY OMITTED]

ARTICLE IV

[INTENTIONALLY OMITTED]

ARTICLE V

PURCHASE AT THE OPTION OF HOLDERS

UPON A FUNDAMENTAL CHANGE

Section 5.1. Fundamental Change Put.

(a) In the event that a Fundamental Change shall occur at any time prior to the Stated Maturity, each Holder shall have the right, at the Holder’s option, but subject to the provisions of this Section 5.1, to require the Company to purchase, and upon the exercise of such right, the Company shall purchase, all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, as directed by such Holder pursuant to this Section 5.1, on the date designated by the Company (the “Fundamental Change Purchase Date”) that is a Business Day no later than 35 Business Days after the date of notice pursuant to Section 5.1(b) of the occurrence of a Fundamental Change (subject to extension to comply with applicable law). The Company shall be required to purchase such Notes at a purchase price in cash equal to 100% of the principal amount plus any accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”). In the event that a Fundamental Change Purchase Date is a date that is after any Regular Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay accrued and unpaid interest and Additional Interest, if any, to the holder of the repurchased Note on the Regular Record Date if different from the Holder on the Regular Record Date.

(b) No later than 20 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first class mail to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to each Holder at its address shown in the Register of the Registrar, and to beneficial owners as required by applicable law. The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall briefly state, as applicable:

(i) the date of such Fundamental Change and, briefly, the events constituting such Fundamental Change;

(ii) the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the purchase right pursuant to this Section 5.1;

(iii) the Fundamental Change Purchase Date;

(iv) the Fundamental Change Purchase Price;

(v) the name and address of the Paying Agent and Conversion Agent;

(vi) the Conversion Rate and any adjustment thereto that will result from the Fundamental Change;

(vii) that the Notes as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to ARTICLE XII of this Indenture only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(viii) that the Notes must be surrendered to the Paying Agent to collect payment;

(ix) that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Note as described in Section 5.1(b)(ix);

(x) the procedures the Holder must follow to exercise rights under this Section 5.1;

(xi) the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal;

(xii) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest and Additional Interest, if any, on Notes surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Purchase Date; and

(xiii) the CUSIP number(s) of the Notes.

At the Company’s request, the Trustee shall give the Company’s notice of a Fundamental Change at the Company’s expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to the Holders in accordance with this Section 5.1(b); provided, further, that the text of such notice shall be prepared by the Company.

If any of the Notes is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.

Simultaneously with delivering the written notice pursuant to this Section 5.1(b), the Company shall make a Public Notice containing all information specified in such written notice.

(c) A Holder may exercise its rights specified in clause (a) of this Section 5.1 upon delivery of a written notice (which shall be in substantially the form included on the reverse side of the Notes entitled “Option of Holder to Elect Purchase” hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time on or before the 20th Business Day after the date of the Company’s notice of the Fundamental Change (subject to extension to comply with applicable law).

The Fundamental Change Purchase Notice delivered by a Holder shall state (i) if Certificated Securities, the serial number or numbers of the Note or Notes which the Holder shall deliver to be purchased (if not certificated, the notice must comply with Applicable Procedures), (ii) the portion of the principal amount of the Note which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof (or the entire principal amount of the Notes held by such Holder) and (iii) that such Note shall be purchased pursuant to the terms and conditions specified in the Notes and this Indenture.

Delivery of a Note (together with all necessary endorsements) to the Paying Agent by book-entry transfer or physical delivery prior to, on or after the Fundamental Change Purchase Date at the offices of the Paying Agent (or otherwise complying with the Applicable Procedures in the case of the Global Securities) is a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 5.1 only if the Note so delivered to the

Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice, as determined by the Company.

The Company shall purchase from the Holder thereof, pursuant to this Section 5.1, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple thereof. Provisions of the Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Notes may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

(d) Notwithstanding the foregoing provisions of this Section 5.1, the Company shall not be required to issue a Fundamental Change Purchase Notice upon a Fundamental Change (i) if a third party issues a Fundamental Change Purchase Notice in the manner, at the times and otherwise in compliance with the requirements set forth in Section 5.1(b) applicable to a Fundamental Change Purchase Notice made by the Company and otherwise complies with the provisions of this Article V as if it were the Company and purchases, and pays for, all Notes validly tendered and not withdrawn pursuant to such Fundamental Change Purchase Notice and (ii) provided that if such third party fails to comply with any of the provisions of this Article V, the Company shall as promptly as reasonably practicable deliver the Fundamental Change Purchase Notice in accordance with, and otherwise comply with, all provisions of this Article V.

Section 5.2. Effect of Fundamental Change Purchase Notice.

(a) Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 5.1(c), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of cash by the Paying Agent, promptly following the later of (i) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 5.1(c) have been satisfied) and (ii) the time of book-entry transfer or delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 5.1(c). Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to ARTICLE XII on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following paragraph.

(b) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date (or such later time as may be required by applicable law), specifying (i) the principal amount of the Note or portion thereof (which must be a principal amount of $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted, (ii) if certificated Notes have been issued, the serial numbers of the withdrawn Notes, or if not certificated, such notice must comply with Applicable Procedures, and (ii) the principal amount, if any, which remains subject to the Fundamental Change Purchase Notice. If a Fundamental Change Purchase Notice has been properly withdrawn pursuant to this Section 5.2(b) prior to the Fundamental Change Purchase Date, the Company shall not be obligated to purchase those Notes so identified in such notice of withdrawal.

Section 5.3. Deposit of Fundamental Change Purchase Price.

Prior to 10:00 a.m., New York City time, on the applicable Fundamental Change Purchase Date, the Company shall irrevocably deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof which are to be purchased as of such Fundamental Change Purchase Date.

If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the Business Day following the applicable Fundamental Change Purchase Date, cash sufficient to pay the Fundamental Change Purchase Price of any Notes for which a Fundamental Change Purchase Notice has been tendered and not withdrawn pursuant to Section 5.2(b), then, on such Fundamental Change Purchase Date, such Notes shall cease to be outstanding and interest and Additional Interest, if any, on such Notes shall cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of such Notes).

The Company shall make a Public Notice of the aggregate principal amount of Notes purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

Section 5.4. Certificated Securities Purchased in Part.

Any Certificated Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and promptly after the Fundamental Change Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without charge, a new Note or Notes, of any authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 5.5. Covenant to Comply With Securities Laws Upon Purchase of Notes.

When complying with the provisions of Article V, and subject to any exemptions available under applicable law, the Company shall:

(a) if such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase, (i) if applicable, comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act and (ii) file the related Schedule TO (or any successor schedule, form or report) if required under the Exchange Act; and

(b) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under this ARTICLE V to be exercised in the time and in the manner specified therein.

Section 5.6. Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.3 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date then, promptly after the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company together with interest, if any, thereon.

ARTICLE VI

COVENANTS

Section 6.1. Payment of Notes.

The Company shall pay interest on the Notes as provided in the Notes. The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to this Indenture. Principal and Fundamental Change Purchase Price and accrued and unpaid interest (including Additional Interest, if any) shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest and Additional Interest, if any, at the rate borne by the Notes per annum. All references in this Indenture or the Notes to interest shall, without duplication, be deemed to include Additional Interest, if any, payable pursuant to the Registration Rights Agreement.

The Company will not be required to make any payment on the Notes due on any day which is not a Business Day until the next succeeding Business Day. The payment made on the next Business Day will be treated as though it were paid on the original due date and no interest will be payable on the payment date for the additional period of time.

Payment of the principal of and interest and Additional Interest, if any, on the Notes shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Subject to Section 5.1, the Company shall pay interest and Additional Interest, if any, on the Notes to the Person in whose name the Notes are registered at the close of business on the Regular Record Date next preceding the corresponding Interest Payment Date. Any such interest and Additional Interest, if any, not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest and Additional Interest, if any, to be fixed by the Trustee, notice whereof shall be given to the Holders not less than 10 calendar days prior to such Special Record Date or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

The Holder must surrender the Notes to the Paying Agent to collect payment of principal. Payment of cash interest and Additional Interest, if any, on Certificated Securities in the aggregate principal amount of $5,000,000 or less shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register, and payment of cash interest and Additional Interest, if any, on Certificated Securities in aggregate principal amount in excess of $5,000,000 shall be made by wire transfer in immediately available funds if requested in writing by the Holder, otherwise by check mailed to the address of the Holder. Notwithstanding the foregoing, so long as the Notes are registered in the name of a Depositary or its nominee, all payments with respect to the Notes shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. At the Stated Maturity, interest and Additional Interest, if any, on Certificated Securities will be payable at the office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent as described in Section 6.5 herein.

Section 6.2. SEC and Other Reports to the Trustee.

(a) The Company shall ensure delivery to the Trustee within 15 calendar days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act in accordance with TIA Section 314(a). In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates). The Trustee shall have no duty or responsibility to review such reports, information or documents. In the event that the Company shall provide the Trustee with any such report and shall not have filed such report on EDGAR, the Trustee shall promptly mail copies of such reports to each Holder (other than reports provided solely pursuant to TIA Section 314(a)).

(b) The Company intends to file the reports referred to in paragraph (a) above in this Section 6.2 hereof with the SEC in electronic form pursuant to Regulation S-T of the SEC using the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. Compliance with the foregoing shall constitute delivery by the Company of such reports to the Trustee in compliance with the provisions of Section 6.2(a) and TIA Section 314(a). The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee pursuant to this Section 6.2(b) shall be solely for the purposes of compliance with this Section 6.2(b) and with TIA Section 314(a). The Trustee’s receipt of such reports, information and documents shall not constitute notice to it of the consent thereof or of any matter determinable from the content thereof, including the Company’s compliance with any of its covenants hereunder, as to which the Trustee is entitled to rely upon Officers’ Certificates.

Section 6.3. Compliance Certificate.

The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in compliance with all conditions and covenants under this Indenture.

Section 6.4. Further Instruments and Acts.

Upon request of the Trustee, or as otherwise necessary, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 6.5. Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent.

The Company shall maintain in the Borough of Manhattan, New York, New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, repurchase or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee presently located at 101 Barclay Street, 8 West, New York, New York 10286, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York, New York, for such purposes.

Section 6.6. Delivery of Information Required Under Rule 144A.

Prior to the expiration of the holding period applicable to sales of the Notes under Rule 144(k) of the Securities Act (or any successor provision), upon the request of a Holder or any beneficial owner of Notes or holder or beneficial owner of Common Stock issued upon conversion thereof, the Company shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, promptly furnish or cause to be furnished the information required pursuant to Rule 144A(d)(4) under the Securities Act to such Holder or any beneficial owner of Notes or holder or beneficial owner of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. Whether a person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

Section 6.7. Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount or Fundamental Change Purchase Price in respect of Notes, or any interest and Additional Interest, if any, on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.8. Statement by Officers as to Default.

The Company shall deliver to the Trustee, as soon as practicable and in any event within five Business Days after the Company becomes aware of the occurrence of any Default or Event of Default that is continuing, an Officers’ Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.

ARTICLE VII

SUCCESSOR CORPORATION

Section 7.1. When Company May Merge or Transfer Assets.

The Company shall not consolidate with or merge with or into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any person, unless:

(a) either (i) the Company shall be the continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, sale, lease or other disposition all or substantially all of the properties and assets of the Company substantially as an entirety (1) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (2) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement and, to the extent applicable, otherwise comply with the provisions of Section 12.4;

(b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this ARTICLE VII and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries, which, if such assets were owned by the Company, together with the assets of all of the other Subsidiaries of the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company unless such transfer is to the Company or another Subsidiary.

The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a conveyance, transfer, sale, lease or other disposition and any obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 11.6, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

ARTICLE VIII

DEFAULTS AND REMEDIES

Section 8.1. Events of Default.

So long as any Notes are outstanding, each of the following shall be an “Event of Default”:

(a) the failure by the Company to pay the principal of (or premium, if any, on) any Note when the same becomes due and payable as therein provided or as provided in this Indenture;

(b) the failure by the Company to pay any accrued and unpaid interest or Additional Interest, if any, on any Note, in each case, when due and payable, and such default shall continue for a period of 30 days;

(c) the failure by the Company to convert any portion of any Note following the exercise by the Holder of the right to convert such Note into Common Stock pursuant to and in accordance with ARTICLE XII;

(d) the failure by the Company to provide notice in the event of a Fundamental Change in accordance with Section 5.1(b);

(e) the failure by the Company to purchase any Note, or any portion thereof, in accordance with ARTICLE V, upon the exercise by the Holder of such Holder’s right to require the Company to purchase such Notes pursuant thereto (which was not withdrawn pursuant to Section 5.2(b)) hereof);

(f) the failure by the Company to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture (other than a term, covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 8.1 specifically dealt with) for a period of 60 days after written notice of such failure has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(g) there shall have occurred a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company or any of its Subsidiaries for borrowed money whether such indebtedness now exists, or is created after the date of this Indenture, which default (i) involves the failure to pay principal of or any premium or interest on such indebtedness when such indebtedness becomes due and payable at the stated maturity thereof, and such default shall continue after any applicable grace period or (ii) results in the acceleration of such indebtedness prior to the stated maturity thereof (without such acceleration being rescinded or annulled), and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness so unpaid at its stated maturity or the stated maturity of which has been so accelerated, aggregates $35,000,000 or more;

(h) there shall be a failure by the Company or any of its Subsidiaries to pay final judgments not covered by insurance aggregating in excess of $35,000,000, which judgments are not paid, discharged or stayed for a period of 60 calendar days;

(i) the Company or any Significant Subsidiary, or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors;

(v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian; and

(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt;

(ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of the property of either; or

(iii) orders the winding up or liquidation of the Company or any Significant Subsidiary,

and the order of decree remains unstayed and in effect for 60 days.

Section 8.2. Acceleration.

If an Event of Default (other than an Event of Default specified in Section 8.1(i) or Section 8.1(j) with respect to the Company) occurs and is continuing (including an Event of Default specified in Section 8.1(i) or Section 8.1(j) with respect to one or more Significant Subsidiaries), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest and Additional Interest, if any, on, all the Notes to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately.

If an Event of Default specified in Section 8.1(i) or Section 8.1(j) occurs with respect to the Company and is continuing, the principal of, and accrued and unpaid interest and Additional Interest, if any, on, all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal of, premium, if any, or any accrued and unpaid interest and Additional Interest, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 9.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 8.3. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal plus accrued and unpaid interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 8.4. Waiver of Past Defaults.

Subject to Section 8.7 and Section 11.2, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default and its consequences except:

(a) a Default described in Section 8.1(a), Section 8.1(b) or Section 8.1(e);

(b) a Default which constitutes a failure to convert any Note in accordance with the terms of ARTICLE XII; or

(c) a Default in respect of any provision of this Indenture or the Notes, which, under Section 11.2, cannot be amended or modified without the consent of each Holder affected thereby.

When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 8.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 8.5. Control by Majority.

The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 8.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 8.6. Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(e) the Holders of a majority in aggregate principal amount of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 8.7. Rights of Holders to Receive Payment or to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal, Fundamental Change Purchase Price, interest and Additional Interest, if any, in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes and in this Indenture, and to convert such Notes in accordance with ARTICLE XII, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected adversely without the consent of such Holder.

Section 8.8. Collection Suit by Trustee.

If an Event of Default described in Section 8.1(a), Section 8.1(b), Section 8.1(d) or Section 8.1(f) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Notes for the whole amount owing with respect to the Notes and the amounts provided for in Section 9.7.

Section 8.9. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal, Fundamental Change Purchase Price, interest and Additional Interest, if any, in respect of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal, Fundamental Change Purchase Price, interest and Additional Interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 9.7) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10. Priorities.

If the Trustee collects any money pursuant to this ARTICLE VIII, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 9.7;

SECOND: to Holders for amounts due and unpaid on the Notes for the principal, Fundamental Change Purchase Price, interest and Additional Interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10. At least 10 calendar days prior to such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 8.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.7 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding. This Section 8.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

ARTICLE IX

TRUSTEE

Section 9.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein,

upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 9.1(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this clause (c) does not limit the effect of clause (b) of this Section 9.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

(d) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

(e) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

(f) The Trustee shall comply with the reporting requirements set forth in Section 313 of the TIA.

Section 9.2. Rights of Trustee.

Subject to its duties and responsibilities under the TIA and this Indenture,

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred under this Indenture;

(e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

(f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

(k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l) to the extent permitted by the TIA, in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 9.3. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee; provided that the Trustee must comply with Section 9.10 and Section 9.11. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights.

Section 9.4. Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use or application of the proceeds from the Notes, it shall not be responsible for any statement in any registration statement for the Notes under the Securities Act or in any offering document for the Notes, this Indenture or the Notes (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 9.5. Notice of Defaults.

If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Holder notice of the Default within 90 calendar days after it occurs or, if later, within 15 calendar days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 8.1(a), Section 8.1(b), Section 8.1(d) or Section 8.1(f), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 9.6. Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Notes are listed. The Company agrees to notify the Trustee promptly whenever the Notes become listed on any securities exchange and of any delisting thereof.

Section 9.7. Compensation and Indemnity.

The Company agrees to:

(a) pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b) reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the reasonable expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence or willful misconduct; and

(c) fully indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claim, liability, cost or expense (including attorney’s fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without the Trustee’s negligent action, negligent failure to act or willful misconduct, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 9.7.

With regard to its indemnification rights under this Section 9.7(c) where the Company has assumed the defense in any action or proceeding, the Trustee shall have the right to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; provided, however, that the Trustee may only employ separate counsel at the expense of the Company if in the judgment of the Trustee (i) a conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel.

To secure the Company’s payment obligations in this Section 9.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, Fundamental Change Purchase Price or interest and Additional Interest, if any, as the case may be, on particular Notes.

The Company’s payment obligations pursuant to this Section 9.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 8.1(i) or Section 8.1(j), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

Section 9.8. Replacement of Trustee.

The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 9.8. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 9.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, upon payment of all the retiring Trustee’s fees and expenses then due and payable and subject to the lien provided for in Section 9.7.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may petition at the expense of the Company any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 9.9. Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 9.10. Eligibility; Disqualification.

The Trustee and any successor Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing contained herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 9.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE X

DISCHARGE OF INDENTURE

Section 10.1. Discharge of Liability on Notes.

When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced or repaid pursuant to Section 2.7) for cancellation or (ii) all outstanding Notes have become due and payable (whether at the Stated Maturity or upon acceleration, or on any or Fundamental Change Purchase Date, or upon conversion) and the Company irrevocably deposits with the Paying Agent or Conversion Agent cash sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.7 and subject to the satisfaction of any obligations of the Company under Article XII to effect settlement upon conversion of the Notes, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

Section 10.2. Deposited Monies to Be Held in Trust by Trustee.

Subject to Section 10.3, all monies deposited with the Trustee pursuant to Section 10.1 shall be held in trust for the sole benefit of the Holders and not to be subject to the subordination provisions of ARTICLE XIII; provided, that such monies were not deposited in violation of ARTICLE XIII. Such deposited monies shall be applied by the Trustee to the payment, either directly or through any paying agent, to the holders of the particular Notes for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and Additional Interest, if any.

Section 10.3. Repayment to the Company.

The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such cash or securities for that period commencing after the return thereof.

ARTICLE XI

AMENDMENTS

Section 11.1. Without Consent of Holders of Notes.

The Company and the Trustee may amend this Indenture or the Notes without the consent of any Holder to:

(a) add to the covenants of the Company for the benefit of the Holders of Notes;

(b) surrender any right or power herein conferred upon the Company;

(c) provide for conversion rights of Holders of Notes if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs;

(d) provide for the assumption of the Company’s obligations to the Holders of Notes in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to ARTICLE VII;

(e) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Notes (after taking into account tax and other consequences of such increase);

(f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g) make any changes or modifications necessary in connection with the registration of the Notes under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Notes in any material respect;

(h) to evidence and provide the acceptance of the appointment of a successor trustee hereunder;

(i) add guarantees with respect to the Notes or secure the Notes;

(j) cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause (j) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Notes in any material respect;

(k) evidence the succession of another Person to the Company or any other obligor upon the Notes, and the assumption by any such successor of the covenants of the Company or such obligor herein and in the Notes, in each case in compliance with the provisions of this Indenture; or

(l) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Holders of Notes.

Section 11.2. With Consent of Holders of Notes.

Except as provided below in this Section 11.2, this Indenture or the Notes may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Notes may be waived, in each case with the written consent or affirmative vote of the Holders of at least a majority of the principal amount of the Notes at the time outstanding.

Without the written consent or the affirmative vote of each Holder of Notes affected thereby (in addition to the written consent or the affirmative vote of the holders of at least a majority of the principal amount of the Notes at the time outstanding), an amendment or waiver under this Section 11.2 may not:

(a) change the maturity of the principal amount of, or the payment date of any installment of interest or Additional Interest, if any, on, any Note;

(b) reduce the principal amount or Fundamental Change Purchase Price of, or interest or Additional Interest, if any, on, any Note;

(c) change the currency of payment of the principal amount or Fundamental Change Purchase Price of, or interest or Additional Interest, if any, on, any Note from U.S. Dollars;

(d) impair or adversely affect the rate of accrual of interest or Additional Interest, if any, on any Note, or the manner of calculation thereof;

(e) impair the right of any Holder to institute suit for the enforcement of any payment or with respect to, or conversion of, any Note;

(f) modify the Company’s obligation to maintain a Registrar, Paying Agent, Conversion Agent and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the Borough of Manhattan, New York City;

(g) impair or adversely affect the purchase rights of the Holders of the Notes as provided in ARTICLE V;

(h) impair or adversely affect the conversion rights of the Holders of the Notes as provided in ARTICLE XII;

(i) reduce the percentage of the principal amount of the outstanding Notes the written consent or affirmative vote of whose Holders is required for any such amendment, modification or supplement;

(j) reduce the percentage of the principal amount of the outstanding Notes the written consent or affirmative vote of whose Holders is required to rescind an acceleration and its consequences or for any waiver of any past Default provided for in this Indenture; or

(k) waive any matter set forth in Section 8.4(a), Section 8.4(b), or Section 8.4(c).

It shall not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 11.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

Section 11.3. Compliance with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

Section 11.4. Revocation and Effect of Consents, Waivers and Actions.

Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder’s Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.

Section 11.5. Notation on or Exchange of Notes.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this ARTICLE XI may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

Section 11.6. Trustee to Sign Supplemental Indentures.

The Trustee shall sign any supplemental indenture authorized pursuant to this ARTICLE XI if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 9.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 11.7. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE XII

CONVERSION

Section 12.1. Conversion Right.

(a) Subject to and upon compliance with the provisions of this Article XII, a Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of the principal amount of such Note into a number of shares of Common Stock equal to the product of (x) the Conversion Rate in effect on the date of conversion times (y) the quotient of the principal amount at Issuance of the Note or portion thereof surrendered for conversion divided by 1,000:

(i) At any time prior to Stated Maturity unless such Note has been previously redeemed or repurchased by the Company; or

(ii) as provided in clause (b) of this Section 12.1.

The Company’s obligations in respect of conversion of the Notes as provided above are referred to as the “Conversion Obligation.”

With respect to any conversion of a Note during a Registration Default Period following satisfaction of any of the conditions to conversion described in this Indenture (and during the prescribed time periods in respect thereof), a Holder shall be entitled to, 103% of the number of shares of Common Stock that the Holder would have otherwise been entitled to upon conversion.

(b) In addition, in the event that the Company consolidates or merges with or into another Person, or is a party to a binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 12.4, then the Notes may be surrendered for conversion at any time from and after the date which is 15 calendar days prior to the date the Company announces by Public Notice as the anticipated effective time of such transaction until 15 calendar days after the effective date of such transaction, irrespective of whether such transaction constitutes a Fundamental Change.

(c) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder’s right to require the Company to repurchase such Note may be converted only if such Fundamental Change Purchase Notice is withdrawn in accordance with Section 5.2(b).

(d) A Holder of Notes shall not be entitled to any rights of a holder of Common Stock until such Holder has converted its Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this ARTICLE XII.

Section 12.2. Conversion Procedures; Conversion Rate; Fractional Shares.

(a) Subject to Section 12.12, each Note shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Common Stock (calculated to the nearest 1/10,000th of a share).

The Conversion Agent shall notify the Company when it receives a Conversion Notice. The Company shall determine the number of shares of Common Stock and/or the amount of cash, if any, that the Holder that submitted the Conversion Notice is entitled to receive upon surrender of the Notes covered by that Conversion Notice. A certificate for the number of full shares of Common Stock into which the Notes are converted (and cash in lieu of fractional shares) shall be delivered to such Holder, assuming all of the other requirements have been satisfied by such Holder, as soon as practicable. Notwithstanding the foregoing, the Company shall not be required to deliver certificates for Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register. No cash payment of accrued and unpaid interest or Additional Interest shall be paid by the Company on a converted Note, except as described in Section 12.9. Accrued and unpaid interest and Additional Interest, if any, shall be deemed to be paid in full with the shares of Common Stock issued or cash paid upon conversion, rather than deemed cancelled, extinguished or forfeited.

The Company shall not issue fractional shares of its Common Stock upon conversion of the Notes. In lieu thereof, the Company shall pay in cash the value of such fractional shares based upon the Closing Sale Price of its Common Stock on the Trading Day immediately prior to the date of conversion.

Except as described in Section 12.9, the Company will not make any payment in cash or Common Stock or other adjustment for accrued and unpaid interest or Additional Interest on any Notes when they are converted. The Company’s delivery to the Holder of the full number of shares of Common Stock into which the Note is convertible, together with any cash payment for such Holder’s fractional shares, shall be deemed to satisfy the Company’s obligation to pay the principal amount of the Note and to satisfy its obligation to pay accrued and unpaid interest and Additional Interest, if any through the conversion date. As a result, accrued interest, and Additional Interest are deemed paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued interest and Additional Interest, if any, will be payable upon any conversion of Notes made concurrently with or after acceleration of the Notes following an Event of Default.

If a Holder has exercised its right to require the Company to repurchase its Notes pursuant to ARTICLE V, such Holder’s conversion rights on the Notes so subject to repurchase shall expire at 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date. Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder’s right to require the Company to repurchase such Note may be converted only if such Fundamental Change Purchase Notice is withdrawn in accordance with Section 5.2(b).

(b) Before any Holder shall be entitled to convert any Notes into Common Stock, such Holder shall, in the case of Global Securities, comply with the Applicable Procedures, and in the case of Certificated Securities, surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Note (the “Conversion Notice”) that such Holder elects to convert the same and shall state in writing therein the principal amount of Notes to be converted (in whole or in part so long as the principal amount to be converted is in multiples of $1,000) and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest or Additional Interest, if any, on the Notes, as provided in Section 12.9, and all taxes or duties, if any, as provided in Section 12.8.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of shares of Common Stock that shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

If shares of Common Stock to be issued upon conversion of a Restricted Security are to be issued in the name of a Person other than the Holder of such Restricted Security, such Holder shall deliver to the Conversion Agent a certification in substantially the form set forth in a Transfer Certificate dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security. The Company shall not be required to issue Common Stock upon conversion of any such Restricted Security to a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification, and the Registrar shall not be required to register Common Stock upon conversion of any such Restricted Security in the name of a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification.

(c) A Note shall be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the date on which all of the conversion requirements set forth in Section 12.2(b) have been satisfied, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of 5:00 p.m., New York City time, on such date.

(d) In case any Certificated Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder (subject to the provisions of Section 12.8), a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Certificated Securities.

(e) If and only to the extent a holder elects to convert Notes in connection with a transaction described under clauses (i) or (iii) of the definition of Fundamental Change (or in connection with a transaction that would have been a Fundamental Change but for the exception contained in the second paragraph of the definition of Fundamental Change) pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such Fundamental Change transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, such holder will be entitled to receive, in addition to a number of shares of Common Stock equal to the Conversion Rate per $1,000 principal amount of Notes, an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided, however, that if the Stock Price paid in connection with such transaction is greater than $125.00 or less than $35.48 (subject in each case to adjustment as described below), no Additional Shares shall be issued. No Additional Shares shall be issuable under this Section 12.2(e) unless the holder elects to convert the Notes in connection with such Fundamental Change transaction.

The number of Additional Shares issuable in connection with the conversion of Notes as described in the immediately preceding paragraph will be determined by reference to the table attached as Schedule I hereto, based on the effective date of such Fundamental Change transaction and the Stock Price paid in connection with such Fundamental Change transaction; provided that if the Stock Price is between two Closing Sale Prices amounts in the table or such effective date is between two effective dates in the table, the number of Additional Shares will be determined by the Company by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two effective dates, as applicable, based on a 365-day year. The “effective date” with respect to a Fundamental Change transaction means the date on which such Fundamental Change becomes effective. The “Stock Price” shall be the price paid per share for Common Stock in such Fundamental Change. If holders of Common Stock receive only cash in such Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Closing Sale Price on the five trading days prior to but not including the effective date of such Fundamental Change.

The Stock Prices set forth in the first row of the table in Schedule I hereto will be adjusted as of any date on which the Conversion Rate of the Notes is adjusted pursuant to

Section 12.3. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Conversion Rate adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Conversion Rate as set forth in Section 12.3.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 28.185 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 12.3.

Section 12.3. Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time as follows:

(a) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Notes are outstanding, pay a dividend or make a distribution in Common Stock to all or substantially all holders of its outstanding Common Stock, then the Conversion Rate in effect immediately prior to the close of business on the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

(i) the numerator of which shall be the sum of the total number of shares of Common Stock outstanding at the close of business on such Record Date and the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date.

Such increase shall become effective immediately prior to the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 12.3(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Notes are outstanding, subdivide or split its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case the Company shall, at any time or from time to time after the initial Issue Date while any of the Notes are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision, split or combination becomes effective, so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have received had such Note been converted immediately prior to the happening of such event adjusted as a result of such event.

(c) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Notes are outstanding, issue rights or warrants for a period expiring within 60 days (other than any rights or warrants referred to in Section 12.3(d)) to all or substantially all holders of its outstanding Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share of Common Stock (or having a conversion, exchange or exercise price per share of Common Stock) less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the date of the announcement by Public Notice of such issuance (treating the conversion, exchange or exercise price per share of Common Stock of the securities convertible, exchangeable or exercisable into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock and (ii) any additional consideration initially payable upon the conversion of or exchange or exercise for such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect at the opening of business on the date after such date of announcement by a fraction:

(i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible, exchangeable or exercisable securities so offered are convertible, exchangeable or exercisable); and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares of Common Stock (or convertible, exchangeable or exercisable securities) which the aggregate offering price of the total number of shares of Common Stock (or convertible, exchangeable or exercisable securities) so offered for subscription or purchase (or the aggregate conversion, exchange or exercise price of the convertible, exchangeable or exercisable securities so offered) would purchase at such Closing Sale Price of the Common Stock.

Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such determination. To the extent that shares of Common Stock (or securities convertible, exchangeable or exercisable into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible, exchangeable or exercisable into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

(d)

(A) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Notes are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the shares of Common Stock are not changed or exchanged), shares of its capital stock, evidences of its indebtedness or other assets, including securities (including shares of capital stock of one or more of the Company’s Subsidiaries), but excluding (i) dividends or distributions of Common Stock referred to in Section 12.3(a), (ii) any rights or warrants referred to in Section 12.3(c), (iii) dividends and distributions paid exclusively in cash referred to in this Section 12.3(d) and (iv) dividends and distributions of stock, securities or other property or assets (including cash) in connection with the reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.4 applies (such capital stock, evidence of its indebtedness, other assets or securities being distributed hereinafter in this Section 12.3(d) called the “distributed assets”), then, in each such case, subject to paragraphs (D) and (E) of this Section 12.3(d), the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

(i) the numerator of which shall be the Current Market Price; and

(ii) the denominator of which shall be such Current Market Price of the Common Stock, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date) on such date.

Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(B) If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 12.3(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 12.3(g) below to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

(C) In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company’s Subsidiaries (a “Spin-Off”), the Fair Market Value of the securities to be distributed shall equal the average of the Closing Sale Prices of such securities for the five consecutive Trading Days commencing on and including the sixth Trading Day of those securities after the effectiveness of the Spin-Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Closing Sale Price for the Common Stock on the same Trading Day.

(D) Rights or warrants distributed by the Company to all holders of the outstanding shares of Common Stock entitling them to subscribe for or purchase Equity Interests of the Company (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of shares of Common Stock shall be deemed not to have been distributed for purposes of this Section 12.3(d) (and no adjustment to the Conversion Rate under this Section 12.3(d) shall be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 12.3(d):

(i) in the case of any such rights or warrants which shall all have been repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder of shares Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such repurchase; and

(ii) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

To the extent that the Company has a Rights Plan in effect upon the conversion of the Notes into Common Stock only or a combination of cash and Common Stock, with respect to the conversion consideration payable in Common Stock, a Holder will receive in addition to the Common Stock, the rights under the Rights Plan, whether or not the rights have separated from the Common Stock. To the extent that the Company has a Rights Plan in effect upon conversion of the Notes into cash, with respect to the conversion consideration payable in cash, a Holder will not receive any rights under the Rights Plan or other consideration in respect thereof.

(E) For purposes of this Section 12.3(d) and Section 12.3(a), Section 12.3(b) and Section 12.3(c), any dividend or distribution to which this Section 12.3(d) is applicable that also includes (x) shares of Common Stock, (y) a subdivision, split or combination of shares of Common Stock to which Section 12.3(b) applies or (z) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12.3(c) applies (or any combination thereof), shall be deemed instead to be:

(i) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision, split or combination or such rights or warrants to which Section 12.3(a), Section 12.3(b) and Section 12.3(c) apply, respectively (and any Conversion Rate adjustment required by this Section 12.3(d) with respect to such dividend or distribution shall then be made), immediately followed by

(ii) a dividend or distribution of such shares of Common Stock, such subdivision, split or combination or such rights or warrants (and any further Conversion Rate increase required by Section 12.3(a), Section 12.3(b) and Section 12.3(c) with respect to such dividend or distribution shall then be made), except:

(1) the Record Date of such dividend or distribution shall be substituted as (i) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 12.3(a), (ii) “the day upon which such subdivision or split becomes effective” or “the day upon which such combination becomes effective” (as applicable) within the meaning of Section 12.3(b), and (iii) as “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 12.3(c); and

(2) any reduction or increase in the number of shares of Common Stock resulting from such subdivision, split or combination (as applicable) shall be disregarded in connection with such dividend or distribution.

(e) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Notes are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock, cash (including any quarterly cash dividends, but excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.4 applies or as part of a distribution referred to in Section 12.3(d)), then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction:

(A) the numerator of which shall be equal to the Current Market Price on the Record Date; and

(B) the denominator of which shall be equal to the Current Market Price on the Record Date, less an amount equal to the quotient of (x) the aggregate amount of such cash distribution and (y) the number of shares of Common Stock outstanding on the Record Date.

Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such distribution had not been declared.

(f) In case a tender offer or exchange offer (other than as part of a stock option exchange offer) made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire, then and in each such case, immediately prior to the opening of business on the day after the date of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

(A) the numerator of which shall be the sum of (x) the product of (i) the number of shares of Common Stock outstanding (excluding any tendered or exchanged shares) at the Expiration Time and (ii) the Current Market Price of the Common Stock at the Expiration Time, and (y) the Fair Market Value of the aggregate consideration payable to stockholders based on acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of all shares validly tendered and not withdrawn as of the Expiration Time; and

(B) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time and the Current Market Price of the Common Stock at the Expiration Time.

Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer or exchange offer, but the Company does not effect any such purchases or all or a portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such (or such portion of the) tender offer or exchange offer had not been made. If the application of this Section 12.3(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 12.3(e).

(g) For purposes of this ARTICLE XII, the following terms shall have the meanings indicated:

“Current Market Price” on any date means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if:

(i) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.3(a), Section 12.3(b), Section 12.3(c), Section 12.3(d), Section 12.3(e) or Section 12.3(f) occurs during such ten consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

(ii) the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.3(a), Section 12.3(b), Section 12.3(c), Section 12.3(d), Section 12.3(e) or Section 12.3(f) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

(iii) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Sale Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 12.3(d), Section 12.3(e) or Section 12.3(f)) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 12.3(e), if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.3(a), Section 12.3(b), Section 12.3(c), Section 12.3(d), Section 12.3(e) or Section 12.3(f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, when used:

(i) with respect to any issuance or distribution, means the first date on which the Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;

(ii) with respect to any subdivision, split or combination of Common Stock, means the first date on which the Common Stock trade regular way on such exchange or in such market after the time at which such subdivision, split or combination becomes effective; and

(iii) with respect to any tender offer or exchange offer, means the first date on which the Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 12.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined by the Board of Directors, whose determination shall be made in good faith and, absent manifest error, shall be final and binding on Holders of the Notes).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h) The Company shall be entitled to make such additional increases in the Conversion Rate, in addition to those required by Section 12.3(a), Section 12.3(b), Section 12.3(c), Section 12.3(d), Section 12.3(e) or Section 12.3(f), if the Board of Directors determines that it is advisable, subject to compliance with Nasdaq Marketplace Rule 4350(i), in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of Common Stock or any issuance of rights or warrants referred to above, or any event treated as such for United States federal income tax purposes, shall not be taxable to the holders of Common Stock for United States federal income tax purposes or to diminish any such tax.

(i) To the extent permitted by law and applicable Nasdaq rules, the Company may, from time to time, increase the Conversion Rate by any amount for any period of time if such period is at least 20 calendar days, the increase is irrevocable during the period and the Board of Directors, in good faith and absent manifest error, determines that such increase would be in the best interest of the Company, subject to compliance with Nasdaq Marketplace Rule 4350(i). Any such determination by the Company’s Board of Directors shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence or clause (h) above, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Notes maintained by the Registrar (and make a Public Notice), at least 15 Business Days prior to the date the increased Conversion Rate takes effect, a notice of the increase stating the increased Conversion Rate and the period during which it shall be in effect.

(j) In any case in which this Section 12.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the notice referred to in Section 12.5) issuing to the Holder of any Notes converted after such Record Date the Common Stock issuable upon such conversion over and above the Common Stock issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Common Stock upon the occurrence of the event requiring such adjustment.

(k) All calculations under this Section 12.3 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 12.3, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted. Any lesser adjustment shall be carried forward and shall be made at the earlier of (i) the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in the Conversion Rate as last adjusted or (ii) in connection with any conversion of the Notes at Stated Maturity. Any adjustments under this Section 12.3 shall be made successively whenever an event requiring such an adjustment occurs.

(l) In the event that at any time, as a result of an adjustment made pursuant to this Section 12.3, the Holder of any Notes thereafter surrendered for conversion shall become entitled to receive any shares of Applicable Stock of the Company other than Common Stock into which the Notes originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (k) of this Section 12.3, and the provision of Section 12.1, Section 12.2 and Section 12.4 through Section 12.9 with respect to the Common Stock shall apply on like or similar terms to any such other shares (including, without limitation, the determination of whether the conditions to conversion provided in Section 12.1 have been satisfied). In the event that the Conversion Rate is required to be adjusted pursuant to this Section 12.3 during any period referred to in Section 12.1(a)(i), the Closing Sale Price for each Trading Day during such period shall, to the extent necessary, be adjusted to reflect the effects of such adjustment to this Section 12.3.

(m) No adjustment shall be made pursuant to this Section 12.3 if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock.

Section 12.4. Consolidation or Merger of the Company.

If any of the following events occurs, namely:

(a) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(b) any merger, consolidation, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

(c) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 12.4, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this ARTICLE XII and, to the extent applicable, reflect the other types of adjustments provided for in Section 12.3(l). If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing including the provisions providing for the repurchase rights set forth in ARTICLE V.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 12.4 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 12.4 applies to any event or occurrence, Section 12.3 shall not apply.

Section 12.5. Notice of Adjustment.

Whenever an adjustment in the Conversion Rate with respect to the Notes is required:

(a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Chief Financial Officer of the Company, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

(b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 14.2. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

Section 12.6. Notice in Certain Events.

In case of:

(a) a consolidation or merger to which the Company is a party and for which approval of any holders of Common Stock of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

(b) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(c) any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Notes in the manner provided in Section 14.2, at least 15 days prior to the applicable date hereinafter specified, a notice stating:

(x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Rate pursuant to this ARTICLE XII, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined; or

(y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this ARTICLE XII is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in Section 12.6(a), Section 12.6(b) or Section 12.6(c).

Section 12.7. Company To Reserve Stock; Listing.

(a) The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Notes, such number of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all Notes then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of Common Stock, all such Notes would be held by a single Holder). The Company covenants that all Common Stock which may be issued upon conversion of Notes shall upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 12.8, taxes with respect to the issue thereof.

(b) The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market or any other automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed or quoted, so long as the Common Stock shall be so listed or quoted on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes; provided that so long as no delay in listing or quotation will occur upon conversion of the Notes into Common Stock, if the rules of such exchange or automated quotation system permit the Company to defer the listing or quotation of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to obtain the listing or quotation of such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

Section 12.8. Taxes on Conversion.

The issue of stock certificates on conversion of Notes shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common

Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock or the portion, if any, of the Notes which are not so converted in a name other than that in which the Notes so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

Section 12.9. Conversion After Regular Record Date.

Except as provided in the succeeding paragraph, upon conversion, the Holder of Notes shall not be entitled to receive any accrued and unpaid interest or Additional Interest (other than overdue interest), if any.

If any Notes are surrendered for conversion subsequent to the close of business on any Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date, the Holder of such Notes at the close of business on such Regular Record Date shall receive the interest and Additional Interest, if any, payable on such Notes on such Interest Payment Date notwithstanding the conversion thereof. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date shall be accompanied by payment by the Holder, for the account of the Company, in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the accrued and unpaid interest and Additional Interest (other than overdue interest), if any, payable on such Interest Payment Date on the Notes being surrendered for conversion.

Except as described in Section 12.2(a) and this Section 12.9, the Company will not make any payment in cash or Common Stock or other adjustment for accrued and unpaid interest or Additional interest on any Notes when they are converted.

Section 12.10. Company Determination Final.

Excepts as otherwise provided herein or the Note, the Company or its agents shall be responsible for making all calculations required under the terms of this ARTICLE XII. Any determination that the Company or the Board of Directors must make pursuant to this ARTICLE XII shall be set forth in a Board Resolution, shall be made in good faith and, absent manifest error, shall be final and binding on holders of the Notes. The Company or its agents shall be required to deliver to the Trustee a schedule of its calculations and the Trustee shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

Section 12.11. Responsibility of Trustee for Conversion Provisions.

The Trustee has no duty to determine when an adjustment under this ARTICLE XII should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for any failure of the Company to comply with this

ARTICLE XII. Each Conversion Agent other than the Company shall have the same protection under this Section 12.11 as the Trustee.

The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, other than the Company, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent, other than the Company, acting hereunder.

Section 12.12. Unconditional Right of Holders to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article XII and to bring an action against the Company for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

ARTICLE XIII

[INTENTIONALLY OMITTED]

ARTICLE XIV

MISCELLANEOUS

Section 14.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by Section 318(c) of the TIA, such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded under the TIA, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

Section 14.2. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person (including by commercial courier services) or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

XM Satellite Radio Holdings Inc.

1500 Eckington Place, N.E.

Washington, D.C. 20002

Attention: Chief Financial Officer

Facsimile: (202) 969-7113

with a copy to:

Hogan & Hartson L.L.P.

555 Thirteenth Street, N.W.

Washington, D.C. 20004

Attention: Steven M. Kaufman, Esq.

Facsimile: (202) 637-5910

if to the Trustee:

The Bank of New York

101 Barclay Street, 8 West

New York, New York 10286

Attention: Corporate Trust Administration

Facsimile No.: (212) 815-5707

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent, or co-registrar.

Section 14.3. Communication by Holders with Other Holders.

Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 14.4. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (except in connection with the original issuance of Notes), the Company shall furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 14.5. Statements Required in Certificate or Opinion.

Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

Section 14.6. Separability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.7. Rules by Trustee, Paying Agent, Conversion Agent, Registrar.

The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 14.8. Legal Holidays.

If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest, if any, shall accrue for the intervening period.

Section 14.9. Governing Law; Waiver of Jury Trial; Submission to Jurisdiction; Service of Process.

This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

The Company submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York over any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Notes. The Company waives any objection that it may have to the venue of any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Notes in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York, or that such suit, action or proceeding brought in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York, was brought in an inconvenient court and agrees not to plead or claim the same.

The Company agrees to irrevocably appoint CT Corporation System or another similar Person in New York, New York as its authorized agent for service of process in accordance with the provisions of this paragraph.

Section 14.10. No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders and as part of the consideration for the issue of the Notes.

Section 14.11. Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 14.12. Multiple Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 14.13. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

XM SATELLITE RADIO HOLDINGS INC., as Issuer

By:	/s/ Joseph M. Titlebaum
Name:	Joseph M. Titlebaum
Title:	Executive Vice President, General Counsel and Secretary

THE BANK OF NEW YORK, as Trustee

By:	/s/ Barbara A. Bevelaqua
Name:	Barbara A. Bevelaqua
Title:	Vice President

SIGNATURE PAGE TO INDENTURE

EXHIBIT A

CUSIP/CINS 98375Y AP 1

1.75% Convertible Senior Notes due 2009

No. 1	$300,000,000

XM SATELLITE RADIO HOLDINGS INC.

promises to pay to CEDE & CO.

or registered assigns,

the principal sum of THREE HUNDRED MILLION

Dollars on December 1, 2009.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

Dated: November 23, 2004

XM SATELLITE RADIO HOLDINGS INC.

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

1.75% CONVERTIBLE SENIOR NOTES DUE 2009

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT

[1]	This legend should be included only if the Note is a Global Security.

THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.]2

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

This Note is one of a duly authorized issue of 1.75% Convertible Senior Notes due 2009 (the “Notes”) of XM SATELLITE RADIO HOLDINGS INC., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of November 23, 2004 (the “Indenture”), among the Company and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”). The terms of the Note include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in this Note. This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein

[2]	This legend should be included only if the Note is a Transfer Restricted Security.

have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Interest.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, except as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding the corresponding Interest Payment Date (a “Regular Record Date”). Any such interest and Additional Interest, not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (a “Special Record Date”), notice whereof shall be given to Holders not less than 10 calendar days prior to such Special Record Date, or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Company will not be required to make any payment on the Notes due on any day which is not a Business Day until the next succeeding Business Day. The payment made on the next Business Day will be treated as though it were paid on the original due date and no interest will be payable on the payment date for the additional period of time.

If the Holder elects to require the Company to purchase this Note pursuant to Section 6 of this Note, on a date that is after the Regular Record Date and on or before the corresponding Interest Payment Date, interest and Additional Interest, if any, accrued and unpaid hereon to, but excluding, the Fundamental Change Purchase Date shall be paid to the same Holder to whom the Company pays the principal of this Note. Interest and Additional Interest, if any, accrued and unpaid hereon at the Stated Maturity also shall be paid to the same Holder to whom the Company pays the principal of this Note.

Interest and Additional Interest, if any, on Notes converted after the close of business on a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date shall be paid to the Holder of the Notes on the Regular Record Date but, upon conversion, the Holder must pay the Company an amount equal to the interest and Additional Interest, if any, which has accrued and shall be paid on such Interest Payment Date. No such payment need be made with respect to Notes converted after a Regular Record Date and prior to the corresponding Interest Payment Date upon acceleration.

All references herein to interest accrued or payable as of any date shall, without duplication, be deemed to include Additional Interest, if any, payable pursuant to the Registration Rights Agreement.

2.	Method of Payment.

Payment of the principal of and interest on the Notes shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder must surrender the Notes to the Paying Agent to collect payment of principal. Payment of interest (and Additional Interest, if any) on Certificated Securities in the aggregate principal amount of $5,000,000 or less shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register, and payment of interest (and Additional Interest, if any) on Certificated Securities in aggregate principal amount in excess of $5,000,000 shall be made by wire transfer in immediately available funds if requested in writing by the Holder, otherwise by check mailed to the address of the Holder. Notwithstanding the foregoing, so long as the Notes are registered in the name of a Depositary or its nominee, all payments with respect to the Notes shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. At the Stated Maturity, interest and Additional Interest, if any, on Certificated Securities will be payable at the office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent described in the Indenture.

3.	Paying Agent, Registrar, Conversion Agent.

Initially, The Bank of New York, shall act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar and Conversion Agent without notice, other than notice to the Trustee; provided that the Company shall at all times maintain a Registrar, Paying Agent, Conversion Agent and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the Borough of Manhattan, New York City, which shall initially be an office or agency of the Trustee.

4.	Indenture.

The Notes are unsecured senior obligations of the Company initially in an aggregate principal amount of up to $300,000,000 (or up to $400,000,000 if the Initial Purchaser’s option to purchase additional Notes set forth in the Purchase Agreement is exercised in full). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.	[Intentionally Omitted].

6.	Purchase at the Option of the Holder Upon a Fundamental Change.

In the event that a Fundamental Change shall occur at any time prior to the Stated Maturity, each Holder shall have the right, at the Holder’s option, but subject to the provisions of the Indenture, to require the Company to purchase all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof. The Company shall be required to purchase such Notes at a purchase price in cash equal to 100% of the principal amount plus any accrued and unpaid interest and Additional Interest, if any to, but excluding, the Fundamental Change Purchase Date. To exercise such right, a Holder shall deliver a Fundamental Change Purchase Notice to the Paying Agent at any time on or before the

20th Business Day after the date of the Company’s notice of the Fundamental Change (subject to extension to comply with applicable law).

Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the Business Day following the applicable Fundamental Change Purchase Date, cash sufficient to irrevocably pay the Fundamental Change Purchase Price of any Notes for which a Fundamental Change Purchase Notice has been tendered and not withdrawn pursuant to the Indenture, then, on such Fundamental Change Purchase Date such Notes shall cease to be outstanding and interest and Additional Interest, if any, on such Notes shall cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of such Notes).

7.	Conversion.

Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Note set forth in Section 12.1 thereof), a Holder is entitled, at such Holder’s option, to convert the Holder’s Note (or any portion of the principal amount thereof that is $1,000 or an integral multiple thereof), into fully paid and non-assessable shares of Common Stock at the Conversion Rate in effect on the date of conversion. The number of shares of Common Stock issuable upon conversion of each $1,000 of principal amount of Notes is initially 20.0 shares of Common Stock, and is subject to adjustment in certain events as set forth in the Indenture.

With respect to any conversion of a Note during a Registration Default Period following satisfaction of any of the conditions to conversion described in the Indenture (and during the prescribed time periods in respect thereof), a Holder shall be entitled, subject to the Indenture, to 103% of the number of shares of Common Stock that the Holder would have otherwise been entitled to upon conversion.

A Note in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising the right of such Holder to require the Company to repurchase such Note may be converted only if such Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.

Except as described in the Indenture, the Company will not make any payment in cash or Common Stock or other adjustment for accrued and unpaid interest or Additional Interest on any Notes when they are converted. The Company’s delivery to the Holder of the full number of shares of Common Stock into which the Note is convertible, together with any cash payment for such Holder’s fractional shares, shall be deemed to satisfy the Company’s obligation to pay the principal amount of the Note and to satisfy its obligation to pay accrued and unpaid interest and Additional Interest, if any, through the conversion date. As a result, accrued interest and Additional Interest are deemed paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the foregoing, accrued interest and Additional Interest, if any, will be payable upon any conversion of Notes made concurrently with or after acceleration of the Notes following an Event of Default.

Before any Holder shall be entitled to convert any Notes into Common Stock, such Holder shall, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Note that such Holder elects to convert the same and shall state in writing therein the principal amount of Notes to be converted (in whole or in part so long as the principal amount to be converted is in multiples of $1,000) and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued. Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest or Additional Interest, if any, on the Notes, as provided in the Indenture, and all taxes or duties, if any, as provided in the Indenture.

If the Company (i) reclassifies the Common Stock, (ii) is a party to a consolidation, merger or binding share exchange or (iii) conveys, transfers or leases all or substantially all of its properties and assets to any Person, the right to convert a Note into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

If and only to the extent a holder elects to convert Notes in connection with a Fundamental Change described in clauses (i) or (iii) (or in connection with a transaction that would have been a Fundamental Change but for the exceptions contained in the second paragraph of the definition of Fundamental Change) of the definition thereof to the extent set forth in the Indenture pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such Fundamental Change transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, such holder will be entitled to receive, in addition to a number of shares of Common Stock equal to the Conversion Rate per $1,000 principal amount of Notes, an additional number of shares of Common Stock as described in the Indenture.

8.	Denominations; Transfer; Exchange.

The Notes shall be issued in fully registered form, without coupons, in denominations of $1,000 of the principal amount and integral multiples thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company, the Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Notes in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be repurchased in part, the portion thereof not to be repurchased), or (ii) any Notes surrendered for conversion (except, in the case of Notes to be converted in part, the portion thereof not to be converted).

9.	Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

10.	Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.	[Intentionally Omitted].

12.	Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) certain Defaults may be waived with the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the outstanding Notes.

The Company and the Trustee may amend the Indenture or the Notes without the consent of any Holder to (a) add to the covenants of the Company for the benefit of the Holders of Notes; (b) surrender any right or power herein conferred upon the Company; (c) provide for conversion rights of Holders of Notes if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs; (d) provide for the assumption of the Company’s obligations to the Holders of Notes in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII of the Indenture; (e) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Notes (after taking into account tax and other consequences of such increase); (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; (g) make any changes or modifications necessary in connection with the registration of the Notes under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Notes in any material respect; (h) to evidence and provide the acceptance of the appointment of a successor trustee hereunder; (i) add guarantees with respect to the Notes or secure the Notes; (j) cure any ambiguity, correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under the Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Indenture; provided, however, that such action pursuant to this clause (j) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Notes in any material respect; (k) to evidence the succession of another Person to the Company or any other obligor upon the Notes, and the assumption by any such successor of the covenants of the Company or such obligor herein and in the Notes, in each case in compliance with the provisions of this Indenture; or (l) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Holders of Notes.

13.	Defaults and Remedies.

If any Event of Default, other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company as specified in the Indenture, occurs and is continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company as provided in the Indenture, the principal amount of all the Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

14.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	Calculations in Respect of Notes.

The Company or its agents shall be responsible for making all calculations called for under ARTICLE XII of the Indenture, including, but not limited to, determination of the Closing Sale Price of Applicable Stock and/or the number of shares of Common Stock or other Applicable Stock and the amounts of interest and Additional Interest, if any, on the Notes. Any calculations made in good faith and without manifest error shall be final and binding on Holders of the Notes. The Company or its agents shall be required to deliver to the Trustee a schedule of its calculations and the Trustee shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

16.	No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders and as part of the consideration for the issue of the Notes.

17.	Authentication.

This Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee (or a duly authorized authentication agent) signs, manually or by facsimile on the other side of this Note.

18.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	INDENTURE TO CONTROL; GOVERNING LAW.

IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS NOTE AND THE INDENTURE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

XM Satellite Radio Holdings Inc.

1500 Eckington Place, N.E.

Washington, D.C. 20002

Attention:     Chief Financial Officer

Facsimile:     (202) 969-7113

20.	Registration Rights.

The Holders of the Notes may be entitled to the benefits of a Registration Rights Agreement, dated as of November 23, 2004, between the Company and Bear, Stearns & Co. Inc., as amended, modified or supplemented in accordance therewith, including the receipt of Additional Interest upon a Registration Default (as defined in such agreement).

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                     agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature(s):

Date:
(Sign exactly as your name(s) appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to ARTICLE V (Purchase at the Option of Holders Upon a Fundamental Change) of the Indenture, check the box: ARTICLE V ☐.

If you wish to have a portion of this Note purchased by the Company pursuant to ARTICLE V of the Indenture, as applicable, state the amount (in principal amount): $                     .

If certificated, the serial numbers of the Notes to be delivered for purchase are:                     .

Any purchase of Notes pursuant hereto shall be pursuant to the terms and conditions specified in the Indenture.

Your Signature(s):

Date:
(Sign exactly as your name(s) appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

CONVERSION NOTICE

To convert this Note into Common Stock of the Company (or cash or a combination of Common Stock and cash, if the Company so elects), check the box ☐.

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple thereof):                                 .

If you want the stock certificate made out in another person’s name fill in the form below:

(Insert the other person’s soc. sec. or tax ID no.)

(Print or type the other person’s name, address and zip code)

Your Signature(s):

Date:
(Sign exactly as your name(s) appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

TRANSFER CERTIFICATE4

Re: 1.75% Convertible Senior Notes due 2009

(the “Notes”) of XM Satellite Radio Holdings Inc. (the “Company”)

This certificate relates to $             principal amount of Notes owned in (check applicable box)

☐ book-entry ☐ definitive form by                      (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.6 and Section 2.12 of the Indenture dated as of November 23, 2004 between the Company and The Bank of New York, as Trustee (the “Indenture”), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

☐	Such Note is being acquired for the Transferor’s own account, without transfer; or

☐	Such Note is being transferred to the Company or a Subsidiary; or

☐	Such Note is being transferred to a person that the Transferor reasonably believes is a “qualified institutional buyer,” as defined in, and in compliance with, Rule 144A under the Securities Act; or

☐	Such Note is being transferred pursuant to the exemption from the registration requirements of the Securities Act under Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act; or

☐	Such Note is being transferred pursuant to an effective registration statement under the Securities Act; or

☐	Such Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act to an institutional investor that is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to the transfer,

[4]	This certificate should only be included if this Security is a Transfer Restricted Security.

furnishes to the Trustee such certifications and opinion of counsel required by the Company or the Trustee.

The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note that is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can be made only pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer,” as defined in Rule 144A, or an institutional investor that is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

Date:	Signature(s) of Transferor

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

EXHIBIT B

[FORM OF CERTIFICATE TO BE DELIVERED BY

TRANSFEREE IN CONNECTION WITH TRANSFERS

TO INSTITUTIONAL ACCREDITED INVESTORS]

[Date]

The Bank of New York, as Trustee

101 Barclay Street, 8 West

New York, New York 10286

Attention: [                                ]

Re:	XM Satellite Radio Holdings Inc.

Ladies and Gentlemen:

In connection with the undersigned’s proposed purchase of $             aggregate principal amount of 1.75% Convertible Senior Notes due 2009 (the “Notes”) of XM Satellite Radio Holdings Inc. (the “Company”) or              shares of Common Stock of the Company issued upon conversion of the Notes (the “Common Stock,” and together with the Notes, the “Securities”), the undersigned confirms, represents and warrants that:

(1) The undersigned is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

(2) (A) Any purchase of the Securities by the undersigned will be for the undersigned’s own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an “accredited investor” within the meaning of Rule 501(a)(7) under the Securities Act and for each of which the undersigned exercises sole investment discretion or (B) the undersigned is a “bank” within the meaning of Section 3(a)(2) of the Securities Act or a “savings and loan association” or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring the Securities as fiduciary for the account of one or more institutions for which the undersigned exercises sole investment discretion.

(3) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of its investment in the Securities, and the undersigned and any accounts for which it is acting is each able to bear the economic risk of its or their investment.

(4) The undersigned has been given an opportunity to ask questions and receive answers concerning the terms and conditions of the Securities and to obtain any additional information which the Company possesses or can acquire without reasonable effort or expense that is necessary to verify the accuracy of the information furnished.

(5) The undersigned is not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling any Securities, except as permitted below; provided that the disposition of the undersigned’s property and the property of any accounts for which the undersigned is acting as fiduciary will remain at all times within the undersigned’s control.

(6) The undersigned understands that the Securities have not been registered under the Securities Act or any applicable state securities laws.

(7) The undersigned agrees, on its own behalf and on behalf of each account for which the undersigned acquires any Securities, that if in the future the undersigned decides to resell or otherwise transfer such Securities within two years after the original issuance of the Notes, such Securities may be resold or otherwise transferred only:

(A) to the Company or any subsidiary thereof;

(B) with respect to Notes only, to a person which is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) and otherwise in compliance with Rule 144A under the Securities Act;

(C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available);

(D) pursuant to an exemption from the registration requirements under the Securities Act to a person whom the purchaser reasonably believes is an Institutional Accredited Investor that prior to such transfer, furnishes to you (and the Trustee or the Transfer Agent, as the case may be) a signed letter substantially in the form of this letter, a transfer certificate substantially in the form provided in the Indenture and an opinion of counsel; or

(E) pursuant to a registration statement which has been declared effective under the Securities Act and continues to be effective at the time of such transfer.

The undersigned further agrees to provide to any person purchasing any of the Securities from us a written notice advising such purchaser that resales of the Securities are restricted as stated herein.

(8) The undersigned understands that, on any proposed resale of any Securities, the undersigned shall be required to furnish to the Trustee or the Transfer Agent, as the case may be, and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. The undersigned further understands that the Securities purchased by the undersigned will bear a legend to the foregoing effect.

Each of the Company, the Trustee or the Transfer Agent, as the case may be, and the initial purchaser of the Securities is entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:
Name: Title: Address:

EXHIBIT C

[FORM OF RESTRICTIVE LEGEND FOR

COMMON STOCK ISSUED UPON CONVERSION] 5

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

[5]	This legend should be included only if the Security is a Transfer Restricted Security for purposes of Rule 144A.

C-1

SCHEDULE I

The following table sets forth the Stock Prices and number of Additional Shares to be issuable per $1,000 principal amount of Notes:

XM Satellite Radio Holdings Inc.

Conversion Rate Adjustment Table

	Stock Price
Effective Date	$35.48	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00	$95.00	$100.00	$125.00
November 17, 2004	8.185	6.580	5.271	4.296	3.552	2.973	2.514	2.145	1.845	1.598	1.392	1.220	1.074	0.950	0.540
December 1, 2005	8.185	6.635	5.234	4.201	3.420	2.820	2.351	1.978	1.678	1.435	1.235	1.069	0.930	0.813	0.439
December 1, 2006	8.185	6.567	5.066	3.975	3.164	2.551	2.080	1.713	1.423	1.192	1.006	0.855	0.731	0.628	0.315
December 1, 2007	8.185	6.335	4.718	3.567	2.732	2.119	1.662	1.318	1.055	0.852	0.694	0.571	0.473	0.395	0.174
December 1, 2008	8.153	5.804	4.002	2.772	1.903	1.353	0.955	0.680	0.489	0.355	0.262	0.196	0.149	0.115	0.040
December 1, 2009	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000